NEWS	Exhibit 99.1

Tara Kurian
VP, Corporate Finance and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2024 Q2 Financial Results
Q2 Diluted EPS of $0.32 and Q2 Adjusted Diluted EPS of $0.51
Updates Full Year 2024 Guidance

TAMPA, Fla., August 6, 2024 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2024 (“Q2 2024”) compared to the second quarter 2023 (“Q2 2023”).

CEO Comments
“In the second quarter, the casual dining industry was softer than anticipated,” said David Deno, CEO. “While our comparable sales growth outpaced the industry in Q2, we did not meet our expectations. We are very focused on developing a path to sustainable growth at Outback and are making progress in improving the guest experience, providing meaningful value, and enhancing customer and digital capabilities. Our full year guidance has been updated to reflect current industry trends and our teams remain focused on delivering long-term sustainable growth.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods indicated (unaudited):

	Q2
	2024	2023	CHANGE
Diluted earnings per share	$0.32	$0.70	$(0.38)
Adjustments (1)	0.19	—	0.19
Adjusted diluted earnings per share (1)	$0.51	$0.70	$(0.19)

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(1)Adjusted diluted earnings per share for the thirteen weeks ended June 25, 2023 has been recast to remove the previously included non-GAAP adjustment of 5.0 million diluted weighted average common shares outstanding related to the convertible note hedge contracts entered into at the issuance of the 2025 Notes. See non-GAAP Measures later in this release. Also see Tables Four, Six and Seven for details regarding the nature of diluted earnings per share adjustments for the periods presented.

Second Quarter Financial Results

(dollars in millions, unaudited)	Q2 2024	Q2 2023	CHANGE
Total revenues	$1,118.9	$1,152.7	(2.9)%

GAAP operating income margin	4.1%	7.8%	(3.7)%
Adjusted operating income margin (1)(2)	5.7%	7.8%	(2.1)%

Restaurant-level operating margin (2)	14.3%	16.4%	(2.1)%
___________________
(1)See Table Six for details regarding the nature of operating income margin adjustments.
(2)See non-GAAP Measures later in this release.

•The decrease in Total revenues was primarily due to: (i) lower comparable restaurant sales, (ii) the net impact of restaurant closures and openings, and (iii) the benefit from the Brazil value added tax exemptions during 2023.

•GAAP operating income margin decreased from Q2 2023 primarily due to: (i) a decrease in restaurant-level operating margin, as detailed below, (ii) higher impairment and closure costs, and (iii) higher depreciation and amortization expense.

•Restaurant-level operating margin decreased from Q2 2023 primarily due to: (i) lower restaurant sales, as discussed above, (ii) higher labor, operating and commodity costs, primarily due to inflation, (iii) unfavorable product mix and (iv) higher advertising expense. These decreases were offset by an increase in average check per person and the impact of certain cost-saving and productivity initiatives.

•Adjusted income from operations primarily excludes impairment and closure costs primarily in connection with the decision to close nine restaurants in Hong Kong and the Q4 2023 decision to close 36 older, predominately underperforming restaurants.

Second Quarter Comparable Restaurant Sales(1)

THIRTEEN WEEKS ENDED JUNE 30, 2024	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	(0.1)%
Carrabba’s Italian Grill	2.0%
Bonefish Grill	(2.0)%
Fleming’s Prime Steakhouse & Wine Bar	(1.1)%
Combined U.S.	(0.1)%

International
Outback Steakhouse - Brazil (2)	(1.1)%
___________________
(1)For Q2 2024, comparable restaurant sales compare the thirteen weeks from April 1, 2024 through June 30, 2024 to the thirteen weeks from April 3, 2023 through July 2, 2023. See Table Ten for details regarding our fiscal and comparable basis calendars.
(2)Excludes the effect of fluctuations in foreign currency rates and the benefit of Brazil value added tax exemptions. Includes trading day impact from calendar period reporting.

Dividend Declaration and Share Repurchases
On July 23, 2024, our Board of Directors declared a quarterly cash dividend of $0.24 per share, payable on September 4, 2024 to stockholders of record at the close of business on August 20, 2024.

Year to date through August 2, 2024, we repurchased 9.9 million shares for a total of $263.1 million during 2024 and had $99.4 million of share repurchase authorization remaining under the 2024 Share Repurchase Program.

Fiscal 2024 Financial Outlook
The table below presents our updated expectations for selected 2024 financial operating results. We are reaffirming all other aspects of our full-year financial guidance as previously communicated.

Financial Results:	Prior Outlook	Current Outlook
U.S. comparable restaurant sales	Flat to +2%	Down 1% to Flat

Capital expenditures	$270M to $290M	$260M to $270M

GAAP effective tax rate	29% to 31%	26% to 28%

Adjusted effective tax rate	14% to 16%	8% to 10%

GAAP diluted earnings per share (1)	$0.79 to $0.94	$0.25 to $0.45

Adjusted diluted earnings per share (1)	$2.51 to $2.66	$2.10 to $2.30
___________________
(1)Assumes diluted weighted average shares of approximately 90 million.

Q3 2024 Financial Outlook
The table below presents our expectations for selected fiscal Q3 2024 financial operating results.

Financial Results:	Q3 2024 Outlook
U.S. comparable restaurant sales	Down 2% to Flat

GAAP diluted earnings per share (1)	$0.15 to $0.23

Adjusted diluted earnings per share (1)	$0.17 to $0.25
___________________
(1)Assumes diluted weighted average shares of approximately 87 million.

Conference Call
The Company will host a conference call today, August 6, 2024 at 8:15 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 46 states, Guam and 13 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income, adjusted restaurant-level operating income and their corresponding margins, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted segment income from operations and the corresponding margin, (iv) Adjusted net income and (v) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes, overall and particularly within our two segments.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in Tables Four, Five, Six and Seven included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2024 Financial Outlook” and “Q3 2024 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; the impact of the strategic review process for our Brazil operations or any resulting action or inaction; our ability to address corporate citizenship and sustainability matters and investor expectations; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; the effects of a health pandemic, weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Revenues
Restaurant sales	$1,103,565	$1,137,330	$2,283,052	$2,365,564
Franchise and other revenues	15,301	15,364	31,141	31,876
Total revenues	1,118,866	1,152,694	2,314,193	2,397,440
Costs and expenses
Food and beverage	336,063	351,226	693,892	735,440
Labor and other related	328,913	325,934	672,115	667,476
Other restaurant operating	280,821	273,338	571,093	556,265
Depreciation and amortization	49,525	47,565	98,807	93,867
General and administrative	61,152	63,358	127,928	129,162
Provision for impaired assets and restaurant closings	16,261	1,827	27,134	5,151
Total costs and expenses	1,072,735	1,063,248	2,190,969	2,187,361
Income from operations	46,131	89,446	123,224	210,079
Loss on extinguishment of debt	—	—	(135,797)	—
Interest expense, net	(14,802)	(12,961)	(28,418)	(25,405)
Income (loss) before provision for income taxes	31,329	76,485	(40,991)	184,674
Provision for income taxes	1,698	6,483	11,668	21,244
Net income (loss)	29,631	70,002	(52,659)	163,430
Less: net income attributable to noncontrolling interests	1,228	1,725	2,810	3,842
Net income (loss) attributable to Bloomin’ Brands	$28,403	$68,277	$(55,469)	$159,588

Earnings (loss) per share:
Basic	$0.33	$0.77	$(0.64)	$1.80
Diluted	$0.32	$0.70	$(0.64)	$1.63

Weighted average common shares outstanding:
Basic	86,688	88,559	86,856	88,838
Diluted	88,632	97,401	86,856	97,706

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Revenues
Restaurant sales	$962,088	$993,438	$1,992,984	$2,074,007
Franchise and other revenues	12,085	11,791	24,293	24,218
Total revenues	$974,173	$1,005,229	$2,017,277	$2,098,225
International Segment
Revenues
Restaurant sales (1)	$141,477	$143,892	$290,068	$291,557
Franchise and other revenues	3,216	3,573	6,848	7,658
Total revenues	$144,693	$147,465	$296,916	$299,215
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income from Operations
Segment income (loss) from operations
U.S.	$79,677	$103,008	$177,161	$236,251
International	(874)	20,486	14,888	44,994
Total segment income from operations	78,803	123,494	192,049	281,245
Unallocated corporate operating expense	(32,672)	(34,048)	(68,825)	(71,166)
Total income from operations	$46,131	$89,446	$123,224	$210,079
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(1)Includes $9.6 million and $19.2 million of Restaurant sales during the thirteen and twenty-six weeks ended June 25, 2023, respectively, in connection with value added tax exemptions resulting from Brazil tax legislation.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	JUNE 30, 2024	DECEMBER 31, 2023
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$117,919	$111,519
Net working capital (deficit) (1)	$(567,059)	$(659,021)
Total assets	$3,394,168	$3,424,081
Total debt, net	$1,001,982	$780,719
Total stockholders’ equity	$289,693	$412,003
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL AND ADJUSTED RESTAURANT-LEVEL OPERATING INCOME AND MARGINS NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Income from operations	$46,131	$89,446	$123,224	$210,079
Operating income margin	4.1%	7.8%	5.3%	8.8%
Less:
Franchise and other revenues	15,301	15,364	31,141	31,876
Plus:
Depreciation and amortization	49,525	47,565	98,807	93,867
General and administrative	61,152	63,358	127,928	129,162
Provision for impaired assets and restaurant closings	16,261	1,827	27,134	5,151
Restaurant-level operating income (1)	$157,768	$186,832	$345,952	$406,383
Restaurant-level operating margin	14.3%	16.4%	15.2%	17.2%
Adjustments:
Asset impairments and closure-related charges	—	—	434	—
Total restaurant-level operating income adjustments	—	—	434	—
Adjusted restaurant-level operating income	$157,768	$186,832	$346,386	$406,383
Adjusted restaurant-level operating margin	14.3%	16.4%	15.2%	17.2%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating income and the corresponding margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization, which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.

U.S.	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Income from operations	$79,677	$103,008	$177,161	$236,251
Operating income margin	8.2%	10.2%	8.8%	11.3%
Less:
Franchise and other revenues	12,085	11,791	24,293	24,218
Plus:
Depreciation and amortization	40,616	39,376	80,584	77,539
General and administrative	26,112	22,436	51,908	47,941
Provision for impaired assets and restaurant closings	2,135	1,827	13,071	5,151
Restaurant-level operating income	$136,455	$154,856	$298,431	$342,664
Restaurant-level operating margin	14.2%	15.6%	15.0%	16.5%
Adjustments:
Asset impairments and closure-related charges	—	—	434	—
Total restaurant-level operating income adjustments	—	—	434	—
Adjusted restaurant-level operating income	$136,455	$154,856	$298,865	$342,664
Adjusted restaurant-level operating margin	14.2%	15.6%	15.0%	16.5%

International	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
(Loss) income from operations	$(874)	$20,486	$14,888	$44,994
Operating (loss) income margin	(0.6)%	13.9%	5.0%	15.0%
Less:
Franchise and other revenues	3,216	3,573	6,848	7,658
Plus:
Depreciation and amortization	6,695	6,125	13,956	12,044
General and administrative	5,313	6,635	13,142	14,308
Provision for impaired assets and restaurant closings	14,126	—	14,063	—
Restaurant-level operating income	$22,044	$29,673	$49,201	$63,688
Restaurant-level operating margin	15.6%	20.6%	17.0%	21.8%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FAVORABLE (UNFAVORABLE) CHANGE QUARTER TO DATE
	JUNE 30, 2024	JUNE 25, 2023
	REPORTED AND ADJUSTED	REPORTED AND ADJUSTED
Restaurant sales	100.0%	100.0%

Food and beverage	30.5%	30.9%	0.4%
Labor and other related	29.8%	28.7%	(1.1)%
Other restaurant operating	25.4%	24.0%	(1.4)%

Restaurant-level operating margin	14.3%	16.4%	(2.1)%

	TWENTY-SIX WEEKS ENDED		FAVORABLE (UNFAVORABLE) CHANGE YEAR TO DATE
	JUNE 30, 2024	JUNE 25, 2023
	REPORTED AND ADJUSTED (1)	REPORTED AND ADJUSTED
Restaurant sales	100.0%	100.0%

Food and beverage	30.4%	31.1%	0.7%
Labor and other related	29.4%	28.2%	(1.2)%
Other restaurant operating	25.0%	23.5%	(1.5)%

Restaurant-level operating margin	15.2%	17.2%	(2.0)%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating margin adjustments. All restaurant-level operating margin adjustments for the periods presented were recorded within Labor and other related expense.

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED INCOME FROM OPERATIONS AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
Consolidated	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Income from operations	$46,131	$89,446	$123,224	$210,079
Operating income margin	4.1%	7.8%	5.3%	8.8%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	—	434	—
Asset impairments and closure-related charges (2)	16,225	—	28,746	—
Strategic initiative fees (3)	1,000	—	1,000	—
Total income from operations adjustments	17,225	—	30,180	—
Adjusted income from operations	$63,356	$89,446	$153,404	$210,079
Adjusted operating income margin	5.7%	7.8%	6.6%	8.8%

U.S. Segment
Income from operations	$79,677	$103,008	$177,161	$236,251
Operating income margin	8.2%	10.2%	8.8%	11.3%
Adjustments:
Total restaurant-level operating income adjustments (1)	—	—	434	—
Asset impairments and closure-related charges (4)	2,173	—	13,858	—
Strategic initiative fees (3)	1,000	—	1,000	—
Total income from operations adjustments	3,173	—	15,292	—
Adjusted income from operations	$82,850	$103,008	$192,453	$236,251
Adjusted operating income margin	8.5%	10.2%	9.5%	11.3%

International Segment
(Loss) income from operations	$(874)	$20,486	$14,888	$44,994
Operating (loss) income margin	(0.6)%	13.9%	5.0%	15.0%
Adjustments:
Asset impairments and closure-related charges (5)	14,051	—	14,100	—
Total income (loss) from operations adjustments	14,051	—	14,100	—
Adjusted income from operations	$13,177	$20,486	$28,988	$44,994
Adjusted operating income margin	9.1%	13.9%	9.8%	15.0%
_________________
(1)See Table Four Restaurant-level and Adjusted Restaurant-Level Operating Income and Margins Non-GAAP Reconciliations for details regarding restaurant-level operating income adjustments.
(2)Includes asset impairment, closure costs and severance primarily in connection with the Q2 2024 decision to close nine restaurants in Hong Kong and the Q4 2023 decision to close 36 older, predominately underperforming U.S. restaurants.
(3)Represents fees incurred in connection with a project-based strategic initiative. The costs incurred represent third-party consulting fees related to a strategic initiative to develop revenue growth management capabilities for Outback Steakhouse and are included in General and administrative expense. We expect to incur additional fees for this project for the remainder of 2024. Given the expected magnitude and scope of this initiative and that it is not expected to recur in the foreseeable future after 2024, we consider these incremental expenses to be distinct from other consulting fees that we incur in the ordinary course of business and not reflective of the ongoing costs to operate our business or operating performance in the period.
(4)Includes asset impairment, closure costs and severance in connection with the Q4 2023 decision to close 36 older, predominately underperforming restaurants.
(5)Includes asset impairment and closure costs primarily in connection with the decision to close nine restaurants in Hong Kong.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Net income (loss) attributable to Bloomin’ Brands	$28,403	$68,277	$(55,469)	$159,588
Adjustments:
Income from operations adjustments (1)	17,225	—	30,180	—
Loss on extinguishment of debt (2)	—	—	135,797	—
Total adjustments, before income taxes	17,225	—	165,977	—
Adjustment to provision for income taxes (3)	(602)	—	(1,968)	—
Net adjustments	16,623	—	164,009	—
Adjusted net income	$45,026	$68,277	$108,540	$159,588

Diluted earnings (loss) per share	$0.32	$0.70	$(0.64)	$1.63
Adjusted diluted earnings per share (4)(5)	$0.51	$0.70	$1.18	$1.63

Diluted weighted average common shares outstanding (5)	88,632	97,401	86,856	97,706
Adjusted diluted weighted average common shares outstanding (4)(5)	88,632	97,401	92,004	97,706
________________
(1)See Table Six Adjusted Income from Operations and Margin Non-GAAP Reconciliations above for details regarding Income from operations adjustments.
(2)Includes losses in connection with the partial repurchase of the 2025 Notes.
(3)Includes the tax effects of non-GAAP adjustments determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates for all periods presented. The difference between GAAP and adjusted effective income tax rates during the thirteen weeks ended June 30, 2024 primarily relates to asset impairment and closure costs in Hong Kong with no corresponding tax benefit as a result of a full valuation allowance against deferred tax assets in that jurisdiction. The difference between GAAP and adjusted effective income tax rates for the twenty-six weeks ended June 30, 2024 primarily relates to nondeductible losses and other tax costs associated with the partial repurchase of the 2025 Notes.
(4)Adjusted diluted weighted average common shares outstanding for the thirteen weeks ended June 30, 2024 and June 25, 2023 and the twenty-six weeks ended June 30, 2024 and June 25, 2023 were calculated including the effect of 1.0 million, 5.0 million, 2.7 million and 4.9 million dilutive securities, respectively, for outstanding 2025 Notes and the effect of 0.6 million, 3.3 million, 1.9 million and 3.2 million dilutive securities, respectively, for the Warrant Transactions, as defined below. In connection with the offering of the 2025 Notes, we entered into convertible note hedge transactions (the “Convertible Note Hedge Transactions”) and concurrently entered into warrant transactions relating to the same number of shares of our common stock (the “Warrant Transactions”). If our stock price is in excess of the conversion price of the 2025 Notes ($10.94 and $11.37 as of June 30, 2024 and June 25, 2023, respectively), the Convertible Note Hedge Transactions deliver shares to offset dilution from the 2025 Notes, which, in combination with the warrant transactions, effectively offset dilution from the 2025 Notes up to the strike price of the Warrant Transactions ($15.32 and $15.92 as of June 30, 2024 and June 25, 2023, respectively). Adjusted diluted earnings per share and adjusted diluted weighted average common shares outstanding for the thirteen and twenty-six weeks ended June 25, 2023 have been recast to remove the 5.0 million and 4.9 million share benefit, respectively, of the Convertible Note Hedge Transactions which was previously included as a non-GAAP share adjustment.
(5)Due to a GAAP net loss, antidilutive securities are excluded from diluted weighted average common shares outstanding for the twenty-six weeks ended June 30, 2024. However, considering the adjusted net income position, adjusted diluted weighted average common shares outstanding incorporates securities that would have been dilutive for GAAP.

Following is a summary of the financial statement line item classification of the net income (loss) adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 30, 2024	JUNE 25, 2023	JUNE 30, 2024	JUNE 25, 2023
Labor and other related	$—	$—	$434	$—
General and administrative	1,547	—	3,974	—
Provision for impaired assets and restaurant closings	15,678	—	25,772	—
Loss on extinguishment of debt	—	—	135,797	—
Provision for income taxes	(602)	—	(1,968)	—
Net adjustments	$16,623	$—	$164,009	$—

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants:	MARCH 31, 2024	OPENINGS	CLOSURES	JUNE 30, 2024
U.S.
Outback Steakhouse
Company-owned	544	5	—	549
Franchised	125	—	—	125
Total	669	5	—	674
Carrabba’s Italian Grill
Company-owned	192	—	—	192
Franchised	18	—	—	18
Total	210	—	—	210
Bonefish Grill
Company-owned	162	—	—	162
Franchised	4	—	—	4
Total	166	—	—	166
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	64	—	(1)	63
Aussie Grill
Company-owned	4	—	—	4
Franchised	2	—	—	2
Total	6	—	—	6
U.S. total (1)	1,115	5	(1)	1,119
International
Company-owned
Outback Steakhouse - Brazil (2)	159	6	—	165
Other (2)(3)	37	1	—	38
Franchised
Outback Steakhouse - South Korea (1)	92	2	(1)	93
Other (3)	48	2	—	50
International total	336	11	(1)	346
System-wide total	1,451	16	(2)	1,465
System-wide total - Company-owned	1,162	12	(1)	1,173
System-wide total - Franchised	289	4	(1)	292
____________________
(1)Excludes three off-premises only kitchens as of June 30, 2024. One location was Company-owned in the U.S and all others were franchised in South Korea as of June 30, 2024.
(2)The restaurant counts for Brazil, including Abbraccio and Aussie Grill restaurants within International Company-owned Other, are reported as of February 29, 2024 and May 31, 2024, respectively, to correspond with the balance sheet dates of this subsidiary.
(3)International Company-owned Other and International Franchised Other included two and six Aussie Grill locations, respectively, as of June 30, 2024.

TABLE NINE
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 30, 2024 (1)	JUNE 25, 2023	JUNE 30, 2024 (1)	JUNE 25, 2023
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (2)
Outback Steakhouse	(0.1)%	0.6%	(0.7)%	2.8%
Carrabba’s Italian Grill	2.0%	3.5%	1.2%	5.1%
Bonefish Grill	(2.0)%	0.5%	(3.5)%	3.4%
Fleming’s Prime Steakhouse & Wine Bar	(1.1)%	(2.5)%	(1.5)%	0.4%
Combined U.S.	(0.1)%	0.8%	(0.9)%	3.1%
International
Outback Steakhouse - Brazil (3)(4)	(1.1)%	4.1%	(1.0)%	9.1%

Traffic:
U.S.
Outback Steakhouse	(4.1)%	(5.4)%	(4.1)%	(3.5)%
Carrabba’s Italian Grill	(1.8)%	(0.8)%	(2.3)%	0.5%
Bonefish Grill	(4.8)%	(4.4)%	(6.0)%	(2.0)%
Fleming’s Prime Steakhouse & Wine Bar	(8.2)%	(2.3)%	(6.5)%	(1.1)%
Combined U.S.	(3.8)%	(4.2)%	(4.1)%	(2.4)%
International
Outback Steakhouse - Brazil (3)	(2.7)%	(4.0)%	(3.3)%	(0.9)%

Average check per person (5):
U.S.
Outback Steakhouse	4.0%	6.0%	3.4%	6.3%
Carrabba’s Italian Grill	3.8%	4.3%	3.5%	4.6%
Bonefish Grill	2.8%	4.9%	2.5%	5.4%
Fleming’s Prime Steakhouse & Wine Bar	7.1%	(0.2)%	5.0%	1.5%
Combined U.S.	3.7%	5.0%	3.2%	5.5%
International
Outback Steakhouse - Brazil (3)	1.0%	8.5%	1.8%	10.0%
____________________
(1)For Q2 2024, comparable restaurant sales, traffic and average check per person compare the thirteen weeks from April 1, 2024 through June 30, 2024 to the thirteen weeks from April 3, 2023 through July 2, 2023, and for the twenty-six weeks from January 1, 2024 through June 30, 2024 to the twenty-six weeks from January 2, 2023 through July 2, 2023. See Table Ten for details regarding our fiscal and comparable basis calendars.
(2)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(3)Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil value added tax exemptions.
(4)Includes trading day impact from calendar period reporting.
(5)Includes the impact of menu pricing changes, product mix and discounts.

TABLE TEN
BLOOMIN’ BRANDS, INC.
FISCAL AND COMPARABLE CALENDAR CALCULATION DATES
(UNAUDITED)
Fiscal Calendar Basis	Comparable Calendar Basis
Q1
January 1, 2024 - March 31, 2024	January 1, 2024 - March 31, 2024
vs.	vs.
December 26, 2022 - March 26, 2023	January 2, 2023 - April 2, 2023
Q2
April 1, 2024 - June 30, 2024	April 1, 2024 - June 30, 2024
vs.	vs.
March 27, 2023 - June 25, 2023	April 3, 2023 - July 2, 2023
Q3
July 1, 2024 - September 29, 2024	July 1, 2024 - September 29, 2024
vs.	vs.
June 26, 2023 - September 24, 2023	July 3, 2023 - October 1, 2023
Q4
September 30, 2024 - December 29, 2024	September 30, 2024 - December 29, 2024
vs.	vs.
September 25, 2023 - December 31, 2023	October 2, 2023 - December 31, 2023
Total Year
January 1, 2024 - December 29, 2024	January 1, 2024 - December 29, 2024
vs.	vs.
December 26, 2022 - December 31, 2023	January 2, 2023 - December 31, 2023
____________________
Note: Financial statements for 2024 are reported on a Fiscal Calendar Basis. Due to the 53rd week in Fiscal Year 2023, our financial statement comparisons are one week different year over year. Comparable restaurant sales are reported on a Comparable Calendar Basis. We believe this provides the most accurate assessment of comparable sales.

SOURCE: Bloomin’ Brands, Inc.